Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-268428 on Form S-3 of our report dated March 6, 2024 relating to the financial statements of Metropolitan Life Insurance Company, appearing in the Annual Report on Form 10-K of Metropolitan Life Insurance Company for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP
New York, New York
March 6, 2024